Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-125917) and Form S-8 (No. 333-82012) of ZymoGenetics, Inc. of our report dated March 10, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

March 10, 2006